Exhibit (h)(1)(a)

INVESTMENT COMPANY REPORTING MODERNIZATION SERVICES AMENDMENT TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Investment Company Reporting Modernization Services Amendment (the “Amendment”) is made as of June 14, 2018 by and between INDEXIQ ETF TRUST (the “Fund”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Fund and BNY Mellon are parties to a Fund Administration and Accounting Agreement dated as of October 8, 2008, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Agreement and shall be applicable solely to the portfolios identified at Exhibit 1 hereto (the “Portfolios”);

C.	WHEREAS, the Fund desires that BNY Mellon provide the investment company reporting modernization services described in this Amendment;

D.	WHEREAS, capitalized terms used in this Amendment shall have the meanings set forth in the Agreement unless otherwise defined herein, and all forms and rules referenced herein are in reference to forms and rules promulgated under the Investment Company Act of 1940, as amended; and

E.	WHEREAS, the Fund and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.	BNY Mellon shall provide the following services to the Fund for the Portfolios and the Agreement is hereby amended to include the following with the services described therein:

1.1	As selected by the Fund, BNY Mellon shall provide services following a full service operating model. This operating model requires BNY Mellon to include the actual filing of the reports as part of the services noted below.

1.2	FORM N-PORT. BNY Mellon, subject to the limitations described herein and its timely receipt of all necessary information related thereto, will, or will cause an affiliated or third party financial printer (“Print Vendor”), to: (i) collect, aggregate and normalize the data required for the submission of Form N-PORT; (ii) prepare, on a monthly basis, Form N-PORT; and (iii) timely file Form N-PORT with the United States Securities and Exchange Commission (“SEC”).

1.2.1	The timely receipt of necessary information referred to above will be determined by mutual agreement of BNY Mellon and the Fund in advance of the preparation of the initial Form N-PORT pursuant to this Amendment.

1.2.2	Unless mutually agreed in writing between BNY Mellon and the Fund, BNY Mellon will use the same layout and format for every successive reporting period for Form N-PORT.

1.3	FORM N-CEN. BNY Mellon, subject to the limitations described herein and its timely receipt of all necessary information related thereto, will, or will cause the Print Vendor to: (i) collect, aggregate and normalize the data required for the submission of Form N-CEN; (ii) prepare, on an annual basis, Form N-CEN; and (iii) timely file Form N-CEN with the SEC.

1.3.1	The timely receipt of necessary information referred to above will be determined by mutual agreement of BNY Mellon and the Fund in advance of the preparation of the initial Form N-CEN pursuant to this Amendment.

1.3.2	Unless mutually agreed in writing between BNY Mellon and the Fund, BNY Mellon will use the same source for obtaining the information and method for performing the required calculations for every successive reporting period for Form N-CEN.

2.	Either party may terminate this Amendment by giving to the other party a notice in writing specifying the date of termination, which shall not be less than ninety (90) days after the date of such notice.

3.	BNY Mellon shall not be responsible for: (a) delays in the transmission to it by the Fund, the Fund’s adviser and entities unaffiliated with BNY Mellon (collectively, for this Amendment, “Third Parties”) of data required for the preparation of reports described herein (“Third Party Data”), (b) delays, errors, inaccuracies or omissions of a Third Party in the provision of Third Party Data, and (c) validation of Third Party Data. This Section 3 is a limitation of responsibility provision for the benefit of BNY Mellon, and shall not be used to imply any responsibility or liability against BNY Mellon.

4.	The Fund, in a timely manner, shall review and comment on, and, as the Fund deems necessary, cause its counsel and/or accountants to review and comment on, each report described herein. The Fund shall provide timely sign-off of, and authorization and direction to file, each such report. Absent such timely sign-off, authorization and direction by the Fund, BNY Mellon shall be excused from its obligations to prepare and file the affected report. BNY Mellon is providing the services related to the filing of such reports based on the acknowledgement of the Fund that such services, together with the activities of the Fund in accordance with its internal policies, procedures and controls, shall together satisfy the requirements of the applicable rules and regulations for each such report.

5.	Should the Agreement be terminated for any reason, the Fund shall be responsible for the retention of the filed reports described herein in accordance with any applicable rule or regulation.

6.	Notwithstanding any provision of this Amendment, the services described herein are not, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of the Fund or any other person. Neither this Amendment nor the provision of the services establishes or is intended to establish an attorney-client relationship between BNY Mellon and the Fund or any other person.

7.	As compensation for the services described herein, the Fund will pay to BNY Mellon such fees as may be agreed to in writing by the Fund and BNY Mellon. In turn, BNY Mellon will be responsible for paying any Print Vendor’s fees for services relating to the preparation and filing of Form N-PORT and Form N-CEN. For the avoidance of doubt, the fees charged by any Print Vendor will not equal the fees charged by BNY Mellon, nor shall such fees be considered an out-of-pocket expense, BNY Mellon anticipates that the fees it charges hereunder will be more than the fees charged to it by any Print Vendor.

8.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the services described herein.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(Signature page follows.)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

INDEXIQ ETF TRUST

By:	/s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: President

THE BANK OF NEW YORK MELLON

By:	/s/ Andrew Pfeifer

Name: Andrew Pfeifer

Title: Vice President

Date:

EXHIBIT 1

Portfolio Name	ID, Cusip or Ticker Symbol

IQ 50 Percent Hedged FTSE Europe ETF	HFXE	45409B552	47-3929909
IQ 50 Percent Hedged FTSE International ETF	HFXI	45409B560	47-3906297
IQ 50 Percent Hedged FTSE Japan ETF	HFXJ	45409B537	47-3956446
IQ Australia Small Cap ETF	KROO	45409B826	27-1687385
IQ Canada Small Cap ETF	CNDA	45409B867	27-1636360
IQ Chaikin U.S. Large Cap ETF	CLRG	45409B388	82-1318422
IQ Chaikin U.S. Small Cap ETF	CSML	45409B396	82-1090604
IQ Enhanced Core Bond US ETF	AGGE	45409B487	81-1827744
IQ Enhanced Core Plus Bond U.S. ETF	AGGP	45409B479	81-2006408
IQ Global Agribusiness Small Cap Equity ETF	CROP	45409B834	27-1656759
IQ Global Oil Small Cap ETF	IOIL	45409B842	27-1656709
IQ Global Resources ETF	GRES	45409B883	90-0458081
IQ Hedge Event-Driven Tracker ETF	QED	45409B404	47-2779077
IQ Hedge Long/Short Tracker ETF	QLS	45409B305	47-2794168
IQ Hedge Macro Tracker ETF	MCRO	45409B206	26-3104184
IQ Hedge Market Neutral Tracker ETF	QMN	45409B503	46-1507013
IQ Hedge Multi-Strategy Tracker ETF	QAI	45409B107	26-3104022
IQ Leaders GTAA Tracker ETF	QGTA	45409B511	47-4868420
IQ Merger Arbitrage ETF	MNA	45409B800	90-0458077
IQ Real Return ETF	CPI	45409B602	90-0458064
IQ S&P High Yield Low Volatility Bond ETF	HYLV	45409B412	81-4167547
IQ U.S. Real Estate Small Cap ETF	ROOF	45409B628	45-2218149